Exhibit 99
Universal Health Services to Acquire Psychiatric Solutions for $3.1 Billion in Cash
Transformative Transaction Creates Premier Facilities-Based Healthcare Provider with Industry Leading Behavioral Health Platform
KING OF PRUSSIA, Pa. & FRANKLIN, Tenn.—(BUSINESS WIRE)—Universal Health Services, Inc. (NYSE: UHS — News) (“UHS”) and Psychiatric Solutions, Inc. (NASDAQ: PSYS — News) (“PSI”) announced today that they have reached a definitive agreement whereby UHS will acquire PSI for a price of $33.75 per share in cash, or approximately $2.0 billion. Including the assumption of approximately $1.1 billion in PSI net debt, the total transaction consideration is approximately $3.1 billion.
UHS’s acquisition of PSI is a highly strategic transaction that brings together two complementary companies to create a premier facilities-based healthcare provider with an industry-leading presence in the behavioral health care services sector. PSI is the largest standalone operator of owned or leased freestanding psychiatric inpatient facilities with 94 facilities in 32 states, Puerto Rico, and the U.S. Virgin Islands. Today, UHS owns or operates 25 acute care hospitals and 102 behavioral health care facilities and schools located across 32 states, as well as in Washington, D.C. and Puerto Rico.
The 2009 combined revenue and EBITDA (as defined below) of UHS and PSI was more than $7.0 billion and approximately $1.1 billion, respectively. On a combined basis, in 2009 the company had approximately 6.2 million patient days in 221 heath care facilities across 37 states and territories. As a result of this combination, UHS’s revenue from the behavioral health care business will represent approximately 45% of combined 2009 revenue and approximately 54% of combined 2009 EBITDA, before the allocation of UHS’s corporate overhead costs.
“This transformative transaction is very compelling for shareholders, patients and employees of both companies, and we are excited to add PSI’s assets to our portfolio,” said Alan B. Miller, Chief Executive Officer and Chairman of the Board of UHS. “The combination with PSI will further strengthen our behavioral health division, which has already grown substantially through capacity expansion and strategic acquisitions. Importantly, the combined company will have ample opportunities for further growth in both the acute care and behavioral health care sectors.”
Mr. Miller continued, “UHS is proud of its more than 30-year record of commitment to high quality healthcare and achieving outstanding financial performance, and this transaction — which we expect to be significantly accretive to earnings — will help us continue to deliver strong results and increased shareholder value.”
“On behalf of the Special Committee of the board of directors of PSI, we are pleased to have reached an agreement that will enable us to deliver significant and certain value to our shareholders,” said Christopher Grant, Jr., Chairman of the PSI Special Committee. “After conducting a thorough review of strategic alternatives and potential partners, we are pleased that PSI will become an important part of an established and highly respected industry leader.”
The combination is expected to generate approximately $35-45 million in annual cost synergies within three years following close, with the majority occurring in years one and two. Excluding one-time costs related to the acquisition, the transaction is expected to be significantly accretive to UHS’s earnings per share. In 2009, PSI’s revenue was $1.8 billion with EBITDA of approximately $330 million.
The transaction was unanimously approved by the Board of Directors of UHS. PSI’s Board of Directors, acting on the unanimous recommendation of the Special Committee, has approved the agreement and recommend that PSI shareholders approve the merger.
The transaction has fully committed debt financing to be provided by JPMorgan Chase Bank N.A. and Deutsche Bank AG. UHS expects to complete the transaction in the fourth quarter of 2010, subject to customary closing conditions, including regulatory approvals and clearance under Hart-Scott-Rodino Act, as well as approval by PSI’s shareholders.
J.P. Morgan Securities Inc. is acting as financial advisor to UHS. Cravath, Swaine & Moore LLP is acting as legal advisor to UHS.
Goldman, Sachs & Co. is acting as financial advisor to the Special Committee of the Board of Directors of PSI. Shearman & Sterling LLP is acting as the Special Committee’s legal advisor.
Conference Call and Webcast Information:
UHS will hold a conference call for investors and analysts at 10:00 a.m. eastern time on May 17, 2010. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on May 17, 2010 and will continue through midnight on May 31, 2010. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 76218999. This call will also be available live over the internet at our web site at
http://cts.businesswire.com/ct/CT?id=smartlink&url=http%3A%2F%2Fwww.uhsinc.com%2F&esheet=6292993&lan =en_US&anchor=www.uhsinc.com&index=1&md5=ccad9c8ad7f6ec4adda3e9d1b47d9b3b. There will be a slide presentation that will accompany the conference call. The presentation will be available on the home page and the investor relations page of our website.
About Universal Health Services, Inc.
UHS is one of the nation’s largest hospital companies operating, through its subsidiaries, acute care hospitals, behavioral healthcare facilities and ambulatory centers located throughout the United States and Puerto Rico. UHS acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT — News). For additional information on the Company, visit our web site: http://www.uhsinc.com.

About Psychiatric Solutions, Inc.
PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with more than 11,000 beds in 32 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.
Forward-Looking Statements
This press release may contain “forward-looking statements”. Forward-looking statements may be identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “will” or words of similar meaning and include, but are not limited to, statements about the expected future businesses of UHS and PSI resulting from and following the proposed acquisition. These statements are based on the current expectations of UHS and PSI and are inherently subject to uncertainties and changes in circumstances. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are factors relating to the fulfillment of certain closing conditions to the proposed acquisition, and changes in global, political, economic, business, competitive, market and regulatory forces. UHS and PSI undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to UHS’s and PSI’s filings with the SEC, including its most recent Annual Report on Form 10-K, for more information on additional risks that could cause actual results to differ from the forward-looking statements made herein.
This communication may be deemed to be solicitation material in respect of the proposed acquisition of PSI by UHS. In connection with the proposed acquisition, UHS and PSI intend to file relevant materials with the SEC, including PSI’s proxy statement on Schedule 14A.
INVESTORS AND SECURITY HOLDERS OF UHS AND PSI ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING PSI’S PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.
Investors and security holders will be able to obtain all such documents, when they become available, free of charge through the website maintained by the SEC at
http://cts.businesswire.com/ct/CT?id=smartlink&url=http%3A%2F%2Fwww.sec.gov&esheet=6292993&lan=en_US &anchor=www.sec.gov&index=3&md5=cb3b33d08a2f7326b9a0350f2a81283d, or by directing a request to Investor Relations, Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406 (610-768-3300). Such documents are not currently available.
UHS and certain of its directors and executive officers and other persons, and PSI and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of PSI common stock in respect of the proposed acquisition.

Information regarding such persons and a description of their interests in the transaction will be contained in the proxy statement when it is filed.
“EBITDA” is defined as earnings before interest, income taxes, depreciation, amortization, stock-based compensation expense and income attributable to non-controlling interests.
Contact:
UHS
Investors:
Steve G. Filton, 610-768-3300
Chief Financial Officer
or
Media:
Sard Verbinnen & Co.
Drew Brown & Renée Soto, 212-687-8080
or
PSI
Investors:
Brent Turner, 615-312-5700
Executive Vice President, Finance and Administration
or
Media:
Joele Frank, Wilkinson Brimmer Katcher
Steve Frankel & Jamie Moser, 212-355-4449